Exhibit 99.1

Contact: Beth Alexander (615) 732-6424 balexander@capstarbank.com

For immediate release

CapStar Announces Pricing

Of Initial Public Offering

NASHVILLE, Tenn., Sept. 21, 2016 /PRNewswire/ – CapStar Financial Holdings, Inc. (“CapStar” or the “Company”), announced today the pricing of the initial public offering of 2,585,000 of its common stock, including 1,300,299 shares to be sold by the Company and 1,284,701 shares to be sold by selling shareholders, at a public offering price of $15.00 per share, which is expected to result in aggregate gross proceeds of approximately $38.8 million. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $16.6 million. The underwriters have the option to purchase up to an additional 387,750 shares of common stock from the Company within the next 30 days. The shares are expected to begin trading on Thursday, September 22, 2016, on the NASDAQ Global Select Market under the ticker symbol “CSTR.”

Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P. are acting as the joint book-running managers for the offering. Raymond James & Associates, Inc. and Stephens, Inc. are acting as co-managers for the offering.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) (File No. 333-213367). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of the written prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering may be obtained, when available, from Keefe, Bruyette & Woods, Inc., A Stifel Company, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, Attention: Equity Capital Markets, or by calling (800) 966-1559; or from Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Syndicate, or by calling (866) 805-4128, or by email at syndicate@sandleroneill.com.

About CapStar

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee, and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the proposed initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, economic conditions (including interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation and deflation) that impact the financial services industry as a whole and/or our business and other risks detailed in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement. We caution you that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “goal,” “target,” “would,” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.